EXHIBIT 10.7
AEROSONIC CORPORATION
AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is made and entered into as of the 13th day December, 2010, by and between AEROSONIC CORPORATION, a Delaware corporation (the “Company”) and DOUGLAS J. HILLMAN (the “Executive”), and provides as follows:

RECITALS

WHEREAS, the Company and Executive are parties to an Employment Agreement made and entered as of the 17th day of April, 2008 (the “Employment Agreement”), which sets forth the terms and conditions of Executive’s employment with the Company; and

WHEREAS, the parties desire to amend the Employment Agreement as provided herein.

TERMS OF AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and undertakings of the parties as hereinafter set forth, the parties covenant and agree as follows:

1.           Capitalized Terms. All capitalized terms that are used but not expressly defined in this Amendment have the respective meanings ascribed to them in the Employment Agreement.

2.           Amendment. Section 10(g) of the Employment Agreement is hereby deleted and completely replaced with the following:

(g)           In addition to the compensation (including salary and vested bonus, if any) accrued as of the date of this termination, Executive is entitled to severance pay of six (6) month’s salary if Executive is terminated by the Company.  Executive is not entitled to any severance if the termination is due to “Cause” as defined in Section 10(e).  Payment of severance will be made in substantially equal installments according to the Company’s normal payroll practices as consistent with the payment of Executive compensation pursuant to Section 4(a).

3.           Entire Agreement; Inconsistency; Ratification; Execution.  This Amendment records the final, complete, and exclusive understanding among the parties regarding the amendment of the Employment Agreement. In the event of a conflict or inconsistency between the provisions of this Amendment and the Employment Agreement, the provisions of this Amendment shall control and govern. As amended by this Amendment, the Employment Agreement is ratified and remains in full force and effect in accordance with its terms. This Amendment may be executed in multiple counterparts. A party’s receipt of a facsimile signature page or portable document format (PDF) copy of a signature page to this Amendment shall be treated as the party’s receipt of an original signature page.

IN WITNESS WHEREOF, the Company has caused this Amendment to Employment Agreement to be signed by its duly authorized officer and Executive has hereunto set his hand and seal on the day and year first above written.

AEROSONIC CORPORATION

By:	/s/ Donald Russell
Name:	Donald Russell
Title:	Director, Chair of the Compensation Committee

EXECUTIVE

/s/ Douglas J. Hillman
DOUGLAS J. HILLMAN